NEM088 JO-JA 13:08 Access Worldwide Mourns the Death of Director Sadik-Khan
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TO BUSINESS EDITOR:

Access Worldwide Mourns the Death of Director Orhan Sadik-Khan

    ARLINGTON, Va., Aug. 6 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), was sadden by the passing of Orhan Sadik-Kahn, a director of the Company on August 1, 2007. Mr. Sadik-Kahn served as director of the Company since July 2002.
    Orhan Sadik-Khan, 77, was the Chairman of the Audit Committee and a member of the Compensation Committee of the Company. Mr. Sadik-Khan was a Managing Director of UBS PaineWebber, Inc., a wealth management company, and after his retirement he rejoined ADI Corporation, a private equity firm which he had founded 25 years earlier. For 13 years, Mr. Sadik-Khan worked at Norton Simon, Inc., a multinational consumer products and services company, as Senior Vice President and Head of Corporate Development. Mr. Sadik-Khan was also a founding shareholder of Nextel Communications, Inc., a nationwide provider of mobile telecommunications services.
    "The Company, the Board, and I will miss Orhan very much. Orhan was an invaluable member of our board for the past 5 years. His remarkable experience, insight, judgment and sense of humor will be greatly missed" said Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide. "We extend our deepest condolences and sympathy to his family."

About Access
    Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), is a leading business process outsourcing ("BPO") services company that offers customer management and other BPO services from its offices in the United States and the Philippines. Headquartered in Arlington, Virginia and with approximately 1,000 employees worldwide, Access supports clients in a variety of industries, including financial services, technology, telecommunications, consumer products, healthcare and Media. More information is available at www.accessww.com.

Important Notice
    This press release contains forward-looking statements. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate our facilities in the Philippines; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients;

our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

SOURCE Access Worldwide Communications, Inc.
-0- 08/06/2007
/CONTACT: Mark Wright of Access Worldwide Communications, Inc., Investor Relations, +1-703-292-5210, mwright@accessww.com/
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.accessww.com /
(AWWC)

CO: Access Worldwide Communications, Inc.
ST: Florida
IN: WRK
SU: PER